Exhibit 10.13

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 3, 2022, to be effective September 30, 2022, is made by and among TEAM SLEDD, LLC, a Delaware limited liability company (the "Borrower"), the financial institutions party hereto (together with their respective successors and assigns, the "Lenders"), and FIRST NATIONAL BANK OF PENNSYLVANIA (in its individual capacity, "FNB"), as administrative agent for the Lenders (in its capacity as "Administrative Agent").

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of March 27, 2020, by and among the Borrower, the guarantors from time to time party thereto (together with the Borrower, each a "Loan Party" and collectively, the "Loan Parties"), the Lenders from time to time party thereto and the Administrative Agent, as amended by that First Amendment to Credit Agreement dated as of April 9, 2021 and as further amended by that Second Amendment to Credit Agreement dated as of October 4, 2021 (as may be further amended, restated, amended and restated, modified or supplemented, the "Credit Agreement");

WHEREAS, the Borrower has requested that the Lenders (i) revise various of the Borrower’s reporting requirements, and (ii) make certain other modifications to the Credit Agreement.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

AGREEMENT

1.Definitions.  All capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement and the rules of construction set forth on Schedule One, Part II of the Credit Agreement shall apply to this Amendment.
2.Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:
(a)The following new definition shall be added in alphabetical order in Schedule One, Part I of the Credit Agreement as follows:

"Third Amendment Effective Date" shall mean September 30, 2022.

(b)The following definitions contained in Schedule One, Part I of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

""Annual Permitted Distributions" shall mean distributions to the members of the Borrower (other than Redemption Payments and Allowable Tax Distributions) so long as: (A) the annual financial statements for Borrower have been furnished to the Administrative Agent pursuant to Section 6.02(a)(ii) and are in form and substance satisfactory to the Administrative Agent, and (B) no Potential Default or Event of Default has occurred and is continuing, or would result after giving effect to the payment thereof."

""EBITDA Projections" shall mean the annual pro-forma EBITDA projections of the Borrower for each Fiscal Year delivered to the Administrative Agent by the Borrower pursuant to the provisions of Section 6.02(a)(iii)."

(c)The following definition contained in Schedule One, Part I of the Credit Agreement is hereby deleted in its entirety:

"Independent Accountant"

(d)Section 6.02(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(i) As soon as practicable, but in any event not later than (A) ninety (90) days after the end of each fiscal year of AMCON, the Loan Parties shall cause AMCON to provide a copy of its annual audited financial statements and (B) forty-five (45) days after the end of each fiscal quarter of AMCON, the Loan Parties shall cause AMCON to provide a copy of its quarterly financial statements/report;"

(e)Section 6.02(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(ii) as soon as practicable, but in no event later than (A) thirty (30) days after the end of each of calendar month other than the month of September and (B) sixty (60) days after the end of each September, an unaudited consolidated balance sheet of the Loan Parties and their consolidated Subsidiaries as of the end of such calendar month and the related consolidated statements of income, shareholders' equity and cash flows for such month and for the period from the beginning of the then current Fiscal Year and ending on the last day of such month; provided, however that the Borrower shall only be required to provide shareholders’ equity and cash flows for each month during which the Fixed Charge Coverage Ratio is required to be calculated pursuant to Section 7.1(b);"

(f)Section 6.02(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(iv) As soon as practicable and in any event within ten (10) days of delivery to a Loan Party, a copy of (A) any management letter prepared by the independent accountant(s) of AMCON related to the Borrower’s internal controls, and (B) any letter issued by any management consultants of the Borrower with respect to recommendations relating to the Loan Parties' financial or accounting systems or controls;"

(g)Section 6.02(a)(viii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(viii) (A) concurrently with the delivery of the financial statements furnished to the Administrative Agent and the Lenders pursuant to 6.02(a)(ii) for the month of September only, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate in the form of Exhibit R dated the date thereof, signed by a Responsible Officer of the Borrower and AMCON; and (B) concurrently with the delivery of the financial statements furnished to the Administrative Agent and the Lenders pursuant to 6.02(a)(ii) for each month other than the month of September, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate (a "Compliance Certificate") in the form of Exhibit G dated the date thereof, signed by a Responsible Officer of the Borrower;"

(h)The second sentence of Section 6.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Each Loan Party shall permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of its properties, to examine and audit its financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, employees and agents, and in furtherance thereof, each Loan Party hereby authorizes all of such Persons to discuss the same with representatives and independent contractors of the Administrative Agent or Lender at such times and as often as the Administrative Agent or Lender may reasonably request, all at the expense of the Borrower."

(i)All references to "Section 6.02" contained in Exhibit F to the Credit Agreement are hereby amended and restated to read as follows:

"Section 6.02(a)"

(j)Since the Individual Guarantors were previously released from their obligations under the Guaranty Agreement (Individuals) due to the occurrence of a Change of Control that occurred on May 2, 2022 as contemplated by and provided for in Section 9.5 of the Borrower LLC Agreement, all references to (1) "Guaranty Agreement (Individuals)", "Individual Guarantor" and "Individual Guarantors" along with all related reporting requirements solely relating to the Individual Guarantors are hereby deleted in their entirety and (2) Overadvance Amount are hereby deleted in their entirety as no such overadvance is available due to the release of the Individual Guarantors.
(k)Exhibit R attached hereto shall be added as an Exhibit to the Credit Agreement and shall be added in alphabetical order in list of Schedules and Exhibits contained in the Credit Agreement.
3.Conditions of Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:
(a)Execution and Delivery.  Each Loan Party and each Lender shall have executed and delivered to the Administrative Agent and each Lender this Amendment.

(b)No Violation of Laws, No Actions or Proceedings.  The execution of this Amendment shall not contravene any law applicable to any Loan Party, the Administrative Agent or any Lender.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Amendment or the consummation of the transactions contemplated hereby, which in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment, or any of the other Loan Documents.
(c)Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent and the Lenders; the Administrative Agent shall have received from each Loan Party and all Lenders an executed original of this Amendment; and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and the Lenders.  If an executed original signature page is not delivered on or before the Third Amendment Effective Date, the Loan Parties covenant to deliver such original not later than the fifth (5th) Business Day thereafter.
(d)Other.  There shall be delivered to the Administrative Agent such other documents in connection with this Amendment as the Administrative Agent or its counsel may reasonably request.
4.Fees and Expenses.  The Borrower shall pay or cause to be paid the reasonable costs and expenses of the Administrative Agent and the Lenders and the reasonable fees of the Administrative Agent's counsel in connection with this Amendment.
5.Representations and Warranties; No Defaults.  The Loan Parties, by executing this Amendment, hereby certify and confirm, on a joint and several basis, that as of the date hereof and after giving effect to this Amendment: (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Loan Party and will not violate such Loan Party's Organization Documents, the JV Documents or the AMCON Loan Documents, as applicable; (b) the representations and warranties of such Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein); (c) no Event of Default or Potential Default under the Credit Agreement has occurred and is continuing or exists which will not be cured or expressly waived hereunder by the execution and effectiveness of this Amendment; and (d) the Credit Agreement (as amended by this Amendment), the AMCON Subordination Agreement, the FNB Intercreditor Agreement and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

6.Consents and Approvals.  The Loan Parties represent and warrant that, to the extent any consent, approval, order or authorization or registration, declaration or filing with any governmental authority or other person or legal entity is required in connection with the valid execution and delivery by any Loan Party of this Amendment or the carrying out or performance of any of the transactions required or contemplated by this Amendment, all such consents, approvals, orders or authorizations shall have been obtained or all such registrations, declarations or filings shall have been accomplished prior to the consummation of this Amendment.
7.Effect of Amendment.  Except as provided in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.
8.Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument, and delivery of executed signature pages hereof by telecopy or other electronic transmission from one party to another shall constitute effective and binding execution and delivery, respectively, of this Amendment by such party.
9.Force and Effect.  Except as expressly modified by this Amendment, the Credit Agreement, the Intercreditor Agreement and the other Loan Documents are hereby ratified and confirmed by each Loan Party and shall remain in full force and effect after the date hereof.  The parties hereto do not amend or waive any provisions of the Credit Agreement, the Intercreditor Agreement or any of the other Loan Documents except as expressly set forth herein.  Each of the Administrative Agent and the Lenders expressly reserves any and all rights and remedies available to it under the Credit Agreement (except solely to the extent expressly waived hereby), the Intercreditor Agreement, the other Loan Documents, or any other agreement, or at law or in equity, or otherwise; and, except as expressly provided herein, no other waiver, consent, or amendment is made or implied hereby.
10.Governing Law.  This Amendment shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws principles including matters of construction, performance and enforcement.
11.Release; Indemnification.
(a)Release.  In further consideration of the Administrative Agent's and the Lenders' execution of this Amendment, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor-in-possession with respect to such Loan Party), assigns, subsidiaries and affiliates, hereby forever releases the Administrative Agent and each Lender and their respective successors, assigns, parents, subsidiaries, and affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that such Loan Party has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the Third Amendment Effective Date (including with respect to the Obligations, any Collateral and any third parties liable in whole or in part for the Obligations).  This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement (as amended or modified by this Amendment) or the other Loan Documents.
(b)Related Indemnity.  Each Loan Party hereby agrees that its release of the Releasees set forth in Section 11(a) shall include an obligation to indemnify and hold the Releasees, or any of them, harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including officers, directors, agents, trustees, creditors, partners or shareholders of such Loan Party or any parent, subsidiary or affiliate of such Loan Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation, common law principle or otherwise arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that no Loan Party shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee's bad faith, gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.  The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement (as amended by this Amendment) and the other Loan Documents.
12.Amendment as Loan Document.  The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written to be effective on the Third Amendment Effective Date with the intention that this Amendment shall constitute a sealed instrument.

BORROWER:

TEAM SLEDD, LLC

By: /s/ S. Randy Emanuelson (SEAL)
Name: S. Randall Emanuelson
Title:Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDER:

FIRST NATIONAL BANK OF PENNSYLVANIA,
as Administrative Agent and as a Lender

By: /s/ Anthony J. Leone
Name:Anthony J. Leone
Title: Senior Vice President